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EXHIBIT 99.3

ELECTION FORM
FOR
SHARES OF COMMON STOCK OF
THE HOUSTON EXPLORATION COMPANY
IN CONNECTION WITH THE MERGER OF
THE HOUSTON EXPLORATION COMPANY
WITH
MJCO CORPORATION
(A SUBSIDIARY OF FOREST OIL CORPORATION)

To be submitted to the Exchange Agent:

Mellon Investor Services LLC

By Overnight Delivery and Hand Delivery	By Mail:
Newport Office Center VII	P.O. Box 3001
480 Washington Boulevard	South Hackensack
Mail Drop—Reorg	New Jersey 07606
Attn: Reorganization Dept., 27th Floor	Attn: Reorganization Dept.
Jersey City, NJ 07310
Facsimile Transmission: (201) 680-4626
Confirm Receipt of Facsimile By Telephone: (201) 680-4860

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BEFORE COMPLETING THIS ELECTION FORM.

IF YOU HAVE ANY QUESTIONS REGARDING THE ELECTION FORM,
PLEASE CONTACT THE INFORMATION AGENT:

Georgeson Inc.
17 State Street - 10th Floor
New York, NY 10004
Banks and Brokers call (212) 440-9800
Houston Exploration stockholders call toll-free 1 (866) 783-6553

Ladies and Gentlemen:

        The undersigned stockholder of The Houston Exploration Company, a Delaware corporation ("Houston Exploration"), hereby transfers the certificates representing shares of Houston Exploration common stock (the "Houston Exploration Shares") identified in Box A below, in exchange for the merger consideration described below, subject to completion of the merger. In the merger, MJCO Corporation ("Merger Sub") will merge with and into Houston Exploration, with Houston Exploration surviving the merger as a wholly owned subsidiary of Forest Oil Corporation ("Forest"), immediately followed by Houston Exploration merging with and into Forest, with Forest surviving the merger and continuing its corporate existence.

        The undersigned represents and warrants that the undersigned has full power and authority to surrender the Houston Exploration Share certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned understands and acknowledges that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of such certificate(s) shall pass only after Mellon Investor Services LLC (the "Exchange Agent") has actually received the certificate(s). All questions as to the validity, form and eligibility of any election and surrender of certificate(s) hereunder shall be determined by the Exchange Agent, and such determination shall be final and binding. Upon request, the undersigned shall execute and deliver all additional documents deemed by the Exchange Agent to be necessary to complete the conversion, cancellation and retirement of the Houston Exploration Shares delivered herewith. No authority hereby conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        YOU DO NOT NEED TO COMPLETE BOX B, C OR D OF THE FORM UNLESS YOU ARE (1) CHANGING THE NAME ON YOUR ACCOUNT, (2) SEEKING DELIVERY OF A FOREST COMMON STOCK CERTIFICATE AND/OR CHECK TO AN ADDRESS OTHER THAN THE ONE PRINTED IN THE ACCOUNT INFORMATION SECTION OF THE FORM OF ELECTION, OR (3) TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY. HOWEVER, BEFORE YOU MAIL THIS ELECTION FORM, MAKE SURE YOU DO THE FOLLOWING:

Name(s) and Addresses of Registered Holder(s) (if blank, please fill in with information exactly as it appear(s) on shaer certificate(s))	Certificate Number	Number of Houston Exploration Shares Represented by Certificate(s)

Total Number of Houston Exploration Shares:

        PLEASE REFER TO THE RELATED JOINT PROXY STATEMENT/PROSPECTUS FOR AN EXPLANATION OF THE TERMS OF THE ELECTION.

        IF YOU SURRENDER YOUR HOUSTON EXPLORATION SHARES TO MAKE AN ELECTION, YOU WILL NOT BE ABLE TO SELL THOSE HOUSTON EXPLORATION SHARES UNLESS YOU REVOKE YOUR ELECTION PRIOR TO THE ELECTION DEADLINE.

BOX A: ELECTION AND DESCRIPTION OF SHARES SURRENDERED

Your account information:

(1)	Name and address of the holder of record as shown on the records of The Houston Exploration Company for the Houston Exploration Share certificate(s) surrendered:	(6)	☐ For a name change, mark this box and complete Box B below (you must also mark either Box (3), (4) or (5)).

Name	Address

Houston Exploration Shares Surrendered
(attach additional signed list, if necessary)

Houston Exploration Share Certificate Number(s):
Number of Houston Exploration Shares Represented by Certificate(s):

Total Number of Houston Exploration Shares Surrendered:			All The Houston Exploration Company stockholders making an election must sign below. The stockholder who provides the Social Security Number in Number 2 above must sign the Substitute Form W-9.
(2)	Corrected Taxpayer ID No. (if applicable):
You must mark one and only one of Boxes (3), (4) or (5) to participate in the Election.		(7)
Signature of Owner
(3)	☐ Mark this box to receive Stock Consideration for all of your Houston Exploration Shares, subject to possible proration.		Signature of Co-Owner, if any
OR
(4)	☐ Mark this box to receive Cash Consideration for all of your Houston Exploration Shares, subject to possible proration.
(8)
Daytime Phone #
OR
(5)
☐ Mark this box to receive a combination of Stock Consideration and Cash Consideration. Insert the number of Houston Exploration Shares for which you elect Stock Consideration, subject to possible proration. [            ]
Your remaining Houston Exploration Shares will be treated as having elected Cash Consideration, subject to possible proration.
(9)
Date
You must complete Substitute Form W-9 on the reverse side.

BOX B CHANGE OF NAME ON ACCOUNT		BOX C NOTICE OF GUARANTEED DELIVERY	BOX D SPECIAL DELIVERY INSTRUCTIONS

If you would like any shares of Forest Oil Corporation common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet. The check and/or Forest Oil Corporation common stock certificate delivered/exchanged in connection with the merger will be issued in the name(s) printed in the account information section above unless you indicate a different name below. Your signature and a Medallion Signature Guarantee are required. The Substitute Form W 9 on the reverse side must be completed by the new account holder.		If surrendered Houston Exploration Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information:
If surrendered Houston Exploration Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information. The Forest Oil Corporation common stock certificate and/or check will be mailed to the address printed in the account information section above unless you indicate a different address below:

Name (Please Print First, Middle & Last Name)	Place Medallion Signature Guarantee Here	Name of Firm	Name (Please Print First, Middle & Last Name)

Address (Number & Street)		Signature	Address (Number & Street)

Address (City, State & Zip)	Signature of Current Owner	Title	Address (City, State & Zip)

New Account's Social Security/Taxpayer ID No.	Signature of Co-Owner, if any	Address (Number & Street)
Address (City, State & Zip)
Area Code and Telephone Number
Date of Execution of Notice of Guaranteed Delivery

(Continued on the Reverse Side)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 Taxpayer Identification Number—ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see Obtaining a Number Social Security Number in the enclosed Social Security Number Guidelines). CERTIFY BY SIGNING AND DATING OR BELOW.	Social Security Number OR
Payer's Request for Taxpayer Identification Number ("TIN") and Certification	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Employer Identification Number (if awaiting TIN, write "Applied For")
PART 2 Payees Exempt from Backup Withholding — See the enclosed Guidelines and complete as instructed therein.
Name (please print)
PART 3 Certification—Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
Street Address
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
City, State and Zip Code
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature	Date	, 2007

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" INSTEAD OF PROVIDING A TIN IN THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a taxpayer identification number within 60 days.

Signature	Date	, 2007

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

        These instructions are for the accompanying Form of Election for the shares of common stock (the "Houston Exploration Shares") of The Houston Exploration Company ("Houston Exploration"). All elections are subject to the terms of the merger agreement that was furnished to stockholders as part of the joint proxy statement/prospectus dated April 30, 2007.

        As described in the joint proxy statement/prospectus, we cannot guarantee that you will receive the form of consideration that you elect. It is very important that you complete, sign and return the Election Form to Mellon Investor Services LLC (the "Exchange Agent"), before 5:00 p.m., Eastern Time, on June 5, 2007 (the "Election Deadline"). If you do not make an election by the Election Deadline, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Forest common stock, or in part cash and part Forest common stock, depending on the remaining pool of cash and Forest common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made. Please use the enclosed envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your Houston Exploration Share certificates or, if you do not hold your Houston Exploration Shares in certificated form, submit your shares by book-entry transfer (see below). All Houston Exploration Share certificates must be submitted with the Form of Election no matter what election you make, unless you follow the procedures for guaranteed delivery or the procedure for book-entry transfer is followed (see below). If you surrender your Houston Exploration Shares to make an election, you will not be able to sell those Houston Exploration Shares, unless you revoke your election prior to the Election Deadline. Assuming that the merger is completed, you will not need to complete or execute a letter of transmittal with respect to any Houston Exploration Share certificate(s) that you surrender with the Form of Election.

Revocation of Election; Disputes

        Your election may be revoked or changed at any time prior to the Election Deadline. In order to revoke your election, you must make a written request for revocation, which must be received by the Exchange Agent prior to the Election Deadline, upon receipt of which your Houston Exploration Share certificate(s) will be returned to you. In order to change your election, you must validly complete a new Form of Election, which must be received by the Exchange Agent prior to the Election Deadline. Additional copies of this Form of Election may be obtained by contacting the Exchange Agent.

        Any disputes regarding your election or the elections made by other Houston Exploration stockholders will be resolved by Forest Oil Corporation ("Forest"), whose decision will be final for all parties concerned. Forest has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by Forest have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Houston Exploration Shares Held by a Broker, Bank or Other Nominee ("street name"); Book-Entry Transfer

        If some of your Houston Exploration Shares are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. Your shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent.

Letter of Transmittal

        If you do not properly submit your Election Form with your Houston Exploration Share certificate(s) (or Notice of Guaranteed Delivery), then you will be deemed not to have made any election with respect to your Houston Exploration Shares and, promptly after the closing date of the merger, the Exchange Agent will mail to you a letter of transmittal and instructions for surrendering

Houston Exploration Share certificate(s) for use in exchanging your Houston Exploration Share certificate(s) for the merger consideration.

Lost, Stolen or Destroyed Houston Exploration Share Certificate(s)

        If you wish to make an election with respect to any Houston Exploration Shares represented by lost, stolen or destroyed Houston Exploration Share certificate(s), notify The Bank of New York (the "Transfer Agent") by phone immediately for instruction at 1 (800) 524-4458. The Transfer Agent may require you to execute an affidavit and indemnity agreement in connection with such lost, stolen or destroyed Houston Exploration Share certificate(s) and such other documents as it may request to effect and exchange. The Transfer Agent may require you to reimburse it for certain fees and expenses in connection with the exchange of Houston Exploration Shares represented by lost, stolen or destroyed Houston Exploration Share certificate(s).

Account Information

        The front of the Election Form shows the registration of your account and the number of shares owned by you as reflected on the records of Houston Exploration at the time of mailing these instructions.

        Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

        If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the Form of Election to exchange Houston Exploration Share certificate(s).

Election Options and Required Signatures

        The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your Houston Exploration Share certificate(s). However, as explained in the joint proxy statement/prospectus, we cannot guarantee that you will receive the form of merger consideration that you elect. Additionally, stockholders receiving any common stock of Forest as consideration in the merger will receive cash in lieu of any fractional shares of Forest common stock. For more information, please refer to the joint proxy statement/prospectus dated April 30, 2007. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold Houston Exploration Shares in certificated form, you may still be required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

  Payment Options

        Select from the following options:

  •
  Stock consideration, subject to possible proration;

  •
  Cash consideration, subject to possible proration; or

  •
  Mixed consideration—stock consideration, subject to possible proration, for the number of shares designated in the space provided on the Election Form, and cash consideration, subject to possible proration, for the remainder of your Houston Exploration Shares tendered.

        If you fail to submit a properly completed Election Form, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. If you do not make an election, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Forest common stock, or in part cash and part Forest common stock, depending on the remaining pool of cash and Forest common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made.

  Required Signatures

        All stockholders listed on the account must sign the Form of Election.    Please be sure to include your daytime telephone number.

Transfer Taxes

        In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Forest or must establish to the satisfaction of Forest that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

        In order to avoid "backup withholding" of U.S. federal income tax on payment of the cash portion of the merger consideration, each U.S. stockholder of Houston Exploration Shares must, unless an exemption applies, provide the Exchange Agent with such stockholder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 included in this Election Form and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder's correct TIN or fails to provide the required certifications, the Internal Revenue Service (the "IRS") may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 28%.

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.

        The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the Houston Exploration Shares. If the Houston Exploration Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which TIN to report.

        If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information on obtaining a TIN.

        Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder's foreign status. Such Form W-8 may be obtained from the Exchange Agent.

        You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Guide to Form of Election Line Items

Box A: Election and Description of Houston Exploration Shares Surrendered

        (1)   Please provide your name, address and provide each stock certificate number, the number of Houston Exploration Shares represented by each such stock certificate(s) and the total number of Houston Exploration Shares surrendered.

        (2)   The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

        (3)   If you mark this box, you are electing stock consideration for all of your Houston Exploration Shares tendered herewith, subject to possible proration as described in the accompanying joint proxy statement/prospectus.

        (4)   If you mark this box, you are electing cash consideration for all of your Houston Exploration Shares tendered herewith, subject to possible proration as described in the accompanying joint proxy statement/prospectus.

        (5)   If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible proration as described in the accompanying joint proxy statement/prospectus. Please insert the number of Houston Exploration Shares tendered herewith for which you are electing stock consideration, subject to possible proration. Cash consideration, subject to possible proration, will automatically be elected for the remainder of your Houston Exploration Shares tendered herewith.

        (6)   Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name. You must also mark either Box (3), (4) or (5).

        (7)   All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign the Houston Exploration Share certificates.

        (8)   Please give us your daytime telephone number in case we need to contact you.

        (9)   Please date the Form of Election.

Box B: Change of Name on Account

        If you want your shares of Forest common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Election Form, please follow the instructions below.

        First, print the name(s) and address(es) of the person(s) to receive the shares of Forest common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Houston Exploration Share certificate(s), if applicable, and your Election Form.

  Name change due to marriage or transfer of ownership to another individual:

        1.     Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by

a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

        1.     Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

        2.     Provide a notarized or Medallion Stamp Guaranteed Affidavit of Domicile.

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

        1.     Provide a certified (under raised seal) copy of death certificate.

        2.     Provide the survivor's signature (signature guarantee is not necessary in this case).

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

        1.     Provide a certified (under raised seal) copy of death certificate.

        2.     Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a custodial account and the former minor has reached the legal age of majority:

        1.     The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  If the request is being made by the minor who has now reached the age of majority:

        1.     The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

        2.     Provide a certified or Medallion Signature Guaranteed (under raised seal) copy of the birth certificate for the former minor.

  You want to have the account registered in the name of a trust:

        1.     Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

        2.     Provide a copy of the first and last pages of the trust agreement.

        If your circumstances differ from those listed above, or if you have any other questions, please contact the Information Agent at 1 (866) 783-6553 (toll free).

Box C: Notice of Guaranteed Delivery

        Complete this area if you are not delivering your Houston Exploration Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose certificate(s) for Houston Exploration Shares are not immediately available or who cannot deliver their certificates for Houston Exploration Shares to the Exchange Agent or the tendering of whose Houston Exploration Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their Houston Exploration Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Election Form (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered Houston Exploration Shares (or a confirmation evidencing the transfer of all Houston Exploration Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., Eastern time, on the date that is three business days after the Election Deadline.

Box D: Special Delivery Instructions

        Complete this area only if you want the Forest common stock certificates and/or check to be delivered to an address other than the one printed in the account information section of the Form of Election.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

Mellon Investor Services LLC

By Overnight Delivery and Hand Delivery	By Mail:
Newport Office Center VII	P.O. Box 3001
480 Washington Boulevard	South Hackensack
Mail Drop—Reorg	New Jersey 07606
Attn: Reorganization Dept., 27th Floor	Attn: Reorganization Dept.
Jersey City, NJ 07310
Facsimile Transmission: (201) 680-4626
Confirm Receipt of Facsimile By Telephone: (201) 680-4860

Delivery of the Form of Election to an address other than that set forth above will not constitute a valid delivery to the Exchange Agent.

If you send Houston Exploration Share certificate(s) with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($25.00 minimum), return receipt requested.

For more information please call the Information Agent at 1 (866) 783-6553.

QuickLinks

  EXHIBIT 99.3
INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION
Box A: Election and Description of Houston Exploration Shares Surrendered
Box B: Change of Name on Account
Box C: Notice of Guaranteed Delivery
Box D: Special Delivery Instructions
DELIVERY INSTRUCTIONS